Exhibit 99.1

EPAM Systems Reports Results for Second Quarter 2014

Second quarter revenues up 31% year-over-year and 9% sequentially

Newtown, PA – August 4, 2014 - EPAM Systems, Inc. (NYSE: EPAM), a leading provider of complex software engineering solutions and a leader in Central and Eastern European IT services delivery, today announced results for the quarter ended June 30, 2014.

Second Quarter 2014 Highlights

•	Revenues increased to $174.7 million, up 31.2% year-over-year and 8.9% sequentially;

•	Non-GAAP income from operations was $28.9 million, an increase of $7.1 million or 32.7% from $21.8 million in the second quarter of 2013;

•	Non-GAAP quarterly diluted EPS was $0.53, up 32.5% from $0.40 in the second quarter of 2013;

•	GAAP income from operations was $18.5 million, an increase of $0.9 million, or 5.4%, from $17.5 million in the second quarter of 2013;

•	Quarterly diluted earnings per share (EPS) on a GAAP basis was $0.30, up 3.4% from $0.29 in the second quarter of 2013.

EPAM generated cash from operations of $15.4 million in the second quarter of 2014 and $31.6 million on a year-to-date basis. At June 30, 2014, cash and cash equivalents were $175.1 million.

Reconciliations of non-GAAP financial measures to operating results and diluted EPS are included at the end of this release.

Corporate Highlights

•	EPAM delivery headcount crossed the 10,000 employee mark.

•
EPAM was named as one of Top 50 on CRN’s 2014 Solution Provider 500 (SP500) list by The Channel Company’s CRN. The list ranks the top revenue-generating technology integrators in the U.S. and Canada whose forward-thinking approach to the channel has helped them evolve and thrive in today’s cloud and services-driven IT era.

•	EPAM was named as one of 20 most promising solution providers in Travel & Hospitality 2014, published by CIO Review magazine in its special edition.

•	EPAM, together with industry leaders CIO magazine and The CMO Club, released a new study looking at the challenges CIOs and CMOs are facing in pursuing omnichannel strategies.

Full Year and Third Quarter 2014 Outlook

“I am very pleased to report another very solid quarter, despite all the geo-political turmoil in Eastern Europe over the last six months. Our strong focus on the high growth portion of global software services market and continued delivery of high quality solutions to our clients allowed us to over-perform the original organic forecast as well as the general market.” said Arkadiy Dobkin, CEO and President of EPAM. “Combined with several relatively small but important acquisitions our top-line grew over 30% this quarter setting a good base for achieving our annual and longer-term strategic goals.”

For the full year 2014, based on current conditions and including the impact of all acquisitions, EPAM expects year-over-year revenue growth to be 28% to 30%. Non-GAAP net income growth for 2014 is expected to be in the range of 26% to 28% year-over-year, with an effective tax rate of 20%. The full year weighted average share count is expected to be just over 50 million diluted shares outstanding.

For the third quarter of 2014, EPAM expects revenues between $188 million and $190 million, representing a growth rate of 34% to 36% over third quarter 2013 revenues. Third quarter of 2014 non-GAAP diluted EPS is expected to be in the range of $0.53 to $0.55, based on an estimated second quarter weighted average shares of 50.3 million. GAAP diluted EPS is expected to be the in the range of $0.25 to $0.27.

Conference Call Information

EPAM will host a conference call to discuss its second quarter results on Tuesday, August 5, 2014 at 8:00 a.m. Eastern Time. The live conference call can be accessed by dialing 1-877-407-0784 (international) or 1-201-689-8560 (domestic).
A telephonic replay will also be available approximately one hour after the call and can be accessed by dialing 1-877-870-5176 (international) or 1-858-384-5517 (domestic). The passcode for the replay is 13587206. The telephonic replay will be available until August 19, 2014.
Interested investors and other parties may also listen to a webcast of the conference call by logging onto the Investor Relations section of the Company's website at http://investors.epam.com.

About EPAM Systems

Established in 1993, EPAM Systems, Inc. (NYSE: EPAM), is recognized as a leader in software product development by independent research agencies. Headquartered in the United States, EPAM employs approximately 10,500 IT professionals and serves clients worldwide utilizing its award-winning Central and Eastern European global delivery platform and its locations in 17 countries throughout North America, Europe, and Asia. EPAM was ranked by Forbes as #6 among America’s 25 Fastest-Growing Tech Companies and #2 among the Fast-Growing Tech Stars.

For more information, please visit www.epam.com.

Non-GAAP Financial Measures

EPAM supplements results reported in accordance with generally accepted accounting principles in the United States, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods and compare EPAM and similar companies. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and acquisition-related costs. However, because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Anthony J. Conte, Chief Financial Officer
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
investor_relations@epam.com

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(US Dollars in thousands, except share and per share data)

	As of June 30, 2014	As of December 31, 2013
Assets
Current assets
Cash and cash equivalents	$175,075	$169,207
Accounts receivable, net of allowance of $2,267 and $1,800, respectively	108,179	95,431
Unbilled revenues	67,880	43,108
Prepaid and other current assets	16,200	14,355
Employee loans, net of allowance of $0 and $0, respectively, current	2,240	1,989
Time deposits	1,142	1,188
Restricted cash, current	—	298
Deferred tax assets, current	4,123	5,392
Total current assets	374,839	330,968
Property and equipment, net	54,523	53,315
Restricted cash, long-term	212	225
Employee loans, net of allowance of $0 and $0, respectively, long-term	4,218	4,401
Intangible assets, net	49,381	13,734
Goodwill	42,547	22,268
Deferred tax assets, long-term	9,382	4,557
Other long-term assets	2,862	3,409
Total assets	$537,964	$432,877

Liabilities
Current liabilities
Accounts payable	$12,500	$2,835
Accrued expenses and other liabilities	23,280	20,175
Deferred revenue, current	4,244	4,543
Due to employees	21,006	12,665
Taxes payable	15,050	14,171
Deferred tax liabilities, current	1,563	275
Total current liabilities	77,643	54,664
Other long-term liabilities	31,892	—
Deferred revenue, long-term	228	533
Taxes payable, long-term	1,228	1,228
Deferred tax liabilities, long-term	326	351
Total liabilities	111,317	56,776
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 48,229,347 and 47,569,463 shares issued, 47,514,892 and 46,614,916 shares outstanding at June 30, 2014 and December 31, 2013, respectively	48	46
Additional paid-in capital	212,450	195,585
Retained earnings	223,164	190,986
Treasury stock	(6,500)	(8,684)
Accumulated other comprehensive loss	(2,515)	(1,832)
Total stockholders’ equity	426,647	376,101
Total liabilities and stockholders’ equity	$537,964	$432,877

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(US Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$174,695	$133,184	$335,079	$257,382
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	110,102	83,547	212,556	161,484
Selling, general and administrative expenses	38,671	28,541	71,030	55,624
Depreciation and amortization expense	5,451	3,854	9,140	7,471
Other operating expenses, net	1,995	(293)	2,020	(268)
Income from operations	18,476	17,535	40,333	33,071
Interest and other income, net	1,164	769	2,140	1,399
Foreign exchange loss	(1,239)	(869)	(2,480)	(1,368)
Income before provision for income taxes	18,401	17,435	39,993	33,102
Provision for income taxes	3,587	3,317	7,815	6,304
Net income	$14,814	$14,118	$32,178	$26,798
Foreign currency translation adjustments	2,894	(1,045)	(683)	(3,388)
Comprehensive income	$17,708	$13,073	$31,495	$23,410

Net income per share:
Basic	$0.31	$0.31	$0.69	$0.59
Diluted	$0.30	$0.29	$0.65	$0.56
Shares used in calculation of net income per share:
Basic	47,068	45,486	46,933	45,151
Diluted	49,559	47,977	49,384	47,813

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands, except percent and per share amounts)

	Three Months Ended June 30, 2014			Six Months Ended June 30, 2014
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$110,102	$(2,525)	$107,577	$212,556	$(3,928)	$208,628
Selling, general and administrative expenses(2)	$38,671	$(3,665)	$35,006	$71,030	$(6,051)	$64,979
Income from operations(3)	$18,476	$10,412	$28,888	$40,333	$14,851	$55,184
Operating margin	10.6%	5.9%	16.5%	12.0%	4.5%	16.5%
Net income(4)	$14,814	$11,651	$26,465	$32,178	$17,331	$49,509
Diluted earnings per share(5)	$0.30	$0.23	$0.53	$0.65	$0.35	$1.00

	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$83,547	$(1,079)	$82,468	$161,484	$(1,858)	$159,626
Selling, general and administrative expenses(2)	$28,541	$(2,781)	$25,760	$55,624	$(4,616)	$51,008
Income from operations(3)	$17,535	$4,233	$21,768	$33,071	$7,546	$40,617
Operating margin	13.2%	3.1%	16.3%	12.8%	3.0%	15.8%
Net income(4)	$14,118	$5,102	$19,220	$26,798	$8,914	$35,712
Diluted earnings per share (5)	$0.29	$0.11	$0.40	$0.56	$0.19	$0.75

Notes:

(1)	Adjustments to GAAP cost of revenues (exclusive of depreciation and amortization) were comprised of stock-based compensation expense recorded in the periods presented.
(2)	Adjustments to GAAP selling general and administrative expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Stock-based compensation expense	$3,366	$2,771	$5,171	$4,568
Acquisition-related costs	299	10	880	48
Total adjustments to GAAP selling, general and administrative expenses	$3,665	$2,781	$6,051	$4,616

(3)	Adjustments to GAAP income from operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Stock-based compensation expense	$5,891	$3,850	$9,099	$6,426
reported within cost of revenues	2,525	1,079	3,928	1,858
reported within selling, general and administrative expenses	3,366	2,771	5,171	4,568
Acquisition-related costs	299	10	880	48
Amortization of purchased intangible assets	2,222	704	2,872	1,403
One-time charges	2,000	(331)	2,000	(331)
Total adjustments to GAAP income from operations	$10,412	$4,233	$14,851	$7,546

(4)	Adjustments to GAAP net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Stock-based compensation expense	$5,891	$3,850	$9,099	$6,426
reported within cost of revenues	2,525	1,079	3,928	1,858
reported within selling, general and administrative expenses	3,366	2,771	5,171	4,568
Acquisition-related costs	299	10	880	48
Amortization of purchased intangible assets	2,222	704	2,872	1,403
One-time charges	2,000	(331)	2,000	(331)
Foreign exchange loss	1,239	869	2,480	1,368
Total adjustments to GAAP net income	$11,651	$5,102	$17,331	$8,914

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three and six months ended June 30, 2014 and 2013.